Atkore International Group Inc. Announces $75 Million Share Repurchase Program

Harvey, Illinois - August 24, 2017 - Atkore International Group Inc. (the “Company”) (NYSE: ATKR), a leading manufacturer of Electrical Raceway products primarily for the non-residential construction and renovation markets, today announced that its Board of Directors has approved a share repurchase program, under which the Company may repurchase up to $75 million of its outstanding common stock.

“Our Board of Directors and senior management believe the Company’s shares are an attractive investment opportunity. The stock repurchase program is an accretive deployment of our strong balance sheet and demonstrates confidence in our businesses, strength in our growth strategy, and our commitment to delivering shareholder value,” said John Williamson, Atkore President and Chief Executive Officer.

The Company will conduct repurchases under the program in the open market and through broker negotiated purchases in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended, and subject to market conditions, applicable legal requirements, and other relevant factors. The share repurchase program will be funded from the company’s available cash balances. This share repurchase program does not obligate the company to acquire any particular amount of common stock, and it may be terminated at any time at the company’s discretion. As of August 22, 2017, the Company had 64,083,080 shares of common stock outstanding.

About Atkore International Group Inc.
Atkore International Group Inc. is a leading manufacturer of Electrical Raceway products primarily for the non-residential construction and renovation markets and Mechanical Products & Solutions for the construction and industrial markets. The company manufactures a broad range of end-to-end integrated products and solutions that are critical to its customers’ businesses and employs approximately 3,100 people at 51 manufacturing and distribution facilities worldwide. The company is headquartered in Harvey, Illinois.

Information Regarding Forward-Looking Statements
This press release contains forward-looking statements and cautionary statements, including the company’s expectations regarding its share repurchase program. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates, ” “considers” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; 401(k) Plan corrective contribution; the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Atkore International Group Inc. Contact

Lisa Winter
708-225-2453
LWinter@atkore.com

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